UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2004

Stoneridge, Inc.

(Exact name of registrant as specified in its charter)

Ohio	0-13337	34-15989-49
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9400 East Market Street Warren, Ohio	44484
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 856-2443

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2004 the Company entered into a Severance Agreement and Release (the “Severance Agreement”) with Kevin Bagby (also see Item 5.02 below) in connection with his resignation as the chief financial officer of Stoneridge, Inc. (the “Company”). Pursuant to the Severance Agreement, in exchange for certain confidentiality, non-inducement and non-interference covenants and a release from Kevin Bagby, the Company agreed to pay Kevin Bagby $25,537 (less deductions and withholdings) monthly for 18 months. A copy of the Severance Agreement is attached as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 1, 2004 the Company announced that Joseph Mallak (“Mallak”), age 38, will be the Company’s chief financial officer (“CFO”) beginning on September 14, 2004. Mallak will succeed Kevin Bagby, who on August 31, 2004 submitted his resignation from the Company to pursue other opportunities. Kevin Bagby’s resignation will be effective September 7, 2004. A copy of the Company’s September 1, 2004 announcement is attached as Exhibit 99.2.

There are no arrangements or understandings with respect to Mallak’s appointment as CFO with any person other than an understanding between the Company and Mallak regarding his initial compensation/benefits. The Company has not entered into an employment agreement with Mallak. Mallak will serve at the pleasure of the Company’s Board of Directors. The Company expects that the Board of Directors will reappoint Mallak as CFO at the next Annual Meeting of the Board of Directors. The Company’s Board of Directors appoints the Company’s officers on an annual basis.

Mallak served as Director of Strategy, Development and Corporate Finance of Wilsons Leather, the leather apparel and travel accessories retailers, from October 1999 until April 2002. Since May 2002 Mallak has served in various financial capacities with Textron, Inc. (NYSE: TXT), including vice president finance – Textron Tools, and most recently as vice president and chief financial officer of Textron’s Greenlee division, a provider of quality tools to the woodworking industry and to the electrical industry. At the Greenlee division Mallak was directly responsible for the accounting and finance operations of the division. Prior to joining Wilsons Leather, Mallak’s positions included corporate controller for Century Aluminum Company and various financial positions for Ford Motor Company. He earned a Master of Business Administration degree at the University of Detroit and a Bachelor of Science degree at St. John’s University in Collegeville, Minnesota.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: September 7, 2004	/s/ Gerald V. Pisani
Gerald V. Pisani, President and Chief Executive Officer

Exhibit Index

99.1 Severance	Agreement and Release between the Company and Kevin Bagby

99.2 Press	Release, September 1, 2004, on appointment of Joseph Mallak and resignation of Kevin Bagby